FOR IMMEDIATE RELEASE

CONTACTS:

Investors — Scott Pond (801) 345-2657, spond@nuskin.com

Media — Kara Schneck (801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS THIRD-QUARTER RESULTS

PROVO, Utah — Nov. 5, 2014 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced third-quarter results with revenue of $638.8 million, the top end of the company's prior guidance and a 30 percent decline from the prior-year period. Comparable revenue in the third quarter of 2013 included $203 million in sales from the company's limited-time introduction of its ageLOC® TR90® weight management system. Revenue for the third quarter of 2014 was negatively impacted three percent by foreign currency fluctuations. Earnings per share for the quarter were $1.12, ahead of expectations, versus $1.80 in the prior-year period.
"We made significant progress during the third quarter," said Truman Hunt, president and chief executive officer. "We believe our business in China is stabilizing as we are seeing improving trends in the early sales leader pipeline, we strengthened our capital structure and balance sheet flexibility, we are making good progress in our product development efforts, and we generated positive operating cash flow. We have also seen continued enthusiasm among our sales force at recent sales leader conventions in our South Asia/Pacific, Greater China and Americas regions.

"Our sales results are heavily impacted by our product launch schedule. Last year's second-half launch, which generated approximately $550 million in sales, provides a difficult year-over-year comparison. However, excluding product launch sales, the core business has stabilized and is trending positively sequentially. The dynamics of the core business reinforce our confidence in the long-term prospects for Nu Skin and our ability to renew local-currency growth in 2015."

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Nu Skin Enterprises, Inc.
Nov. 5, 2014

Regional Results

Greater China. In Greater China, third-quarter revenue declined 50 percent to $226.7 million when compared to the prior-year period, which included $153.6 million of limited-time offer (LTO) sales, compared to $59.3 million of LTO sales in the third quarter of 2014. The region's results were not impacted by foreign currency fluctuations. The sales leader count in the region declined 57 percent, while the number of actives declined 43 percent compared to the prior-year period. This decline is primarily a result of the company's temporary, self-imposed restriction on sales leader recruitment earlier this year. Results for the region reflect third-quarter sales in Mainland China down 1 percent versus the second quarter of 2014.
North Asia. Third-quarter revenue in North Asia increased 2 percent to $205.5 million, compared to $202.4 million for the same period in 2013. The region's results were positively impacted 2 percent by foreign currency fluctuations. South Korea generated local-currency revenue growth of 6 percent while Japan local-currency revenue declined 9 percent. The number of sales leaders in the region declined 5 percent and the number of actives declined 7 percent.
South Asia/Pacific. Revenue in South Asia/Pacific was $88.9 million, a 30 percent decline compared to the prior-year period, which included $45.7 million in LTO sales. The region's results were negatively impacted 1 percent by foreign currency fluctuations. The region's third-quarter sales leaders and actives declined 15 and 3 percent, respectively, compared to the same period in 2013.
Americas. Currency fluctations in the Americas region offset 19 percent local-currency growth, with reported revenue in the Americas declining 10 percent to $76.7 million, compared to $84.8 million in the prior-year period. The currency impact was primarily driven by the devaluation of currency in Venezuela. The number of sales leaders in the region declined 3 percent and the number of actives improved 4 percent compared to the prior-year period.

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Nu Skin Enterprises, Inc.
Nov. 5, 2014

EMEA. Revenue in the EMEA region was $40.9 million, an 8 percent decline from the prior-year period. The region's results were negatively impacted 1 percent by foreign currency fluctuations. Sales leaders declined 6 percent, and actives declined 7 percent, compared to the prior-year period.
Operational Performance
The company's operating margin was 16.4 percent for the quarter, compared to 18.5 percent in the third quarter of 2013. Gross margin during the quarter was 82.9 percent, versus 84.6 percent in the prior-year period. Selling expenses decreased to 41.2 percent in the third quarter, compared to 48.2 percent in the prior-year period, primarily due to higher-than-normal selling expenses in connection with last year's LTO. General and administrative expenses increased to 25.3 percent of sales, compared to 17.9 percent in the prior-year period, due primarily to the high LTO revenue in the prior-year period. The company's effective income tax rate for the quarter was 35.6 percent, compared to 34.3 percent in the prior-year period. Cash and current investments at the end of the quarter were $207.2 million and debt was $188.7 million. Dividend payments during the quarter were $20.5 million. The company recently completed a refinancing of its debt facilities, improving the company's financial flexibility. Cash flow from operations for the quarter was $33.6 million, including the effect of a tax payment of $49.2 million related to 2013 income.
Outlook
"We are in a transition period as we set the stage to renew local-currency growth in 2015," said Hunt. "We remain focused on rekindling growth in China, preparing for new product launches in 2015, and driving enhanced value for our shareholders.
"During the third quarter, we started to increase the number of promotional meetings in China and, as a result, our early sales leader pipeline is improving. We are optimistic about our product pipeline and will provide additional detail regarding our new products at our annual Investor Day on Dec. 12. In addition, our recent debt refinancing provides the company with much greater flexibility to return value to shareholders," concluded Hunt.

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Nu Skin Enterprises, Inc.
Nov. 5, 2014

"The strength of the U.S. dollar will reduce our fourth-quarter results," said Ritch Wood, chief financial officer. "We anticipate the impact from currency on fourth-quarter revenue will be about $50 million when compared to currency rates in the prior-year period and about $30 million sequentially. Additionally, while we anticipate core business trend improvement, we estimate $20 million of LTO sales in the fourth quarter versus $350 million of LTO sales in the fourth quarter of 2013, and $80 million of LTO sales in the third quarter of 2014.
"Given these factors, we anticipate fourth-quarter revenue of $590 million to $610 million, with earnings per share of $0.72 to $0.77. Earnings per share for the fourth quarter will be negatively impacted $0.08 by a pre-payment fee in connection with the refinancing of our debt," concluded Wood.
The Nu Skin management team will host a conference call with the investment community on Nov. 5, 2014, at 11 a.m. (EST). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available at the same URL through Nov. 21, 2014.
About Nu Skin Enterprises, Inc.
Nu Skin Enterprises, Inc. demonstrates its tradition of innovation through its comprehensive anti-aging product portfolio, independent business opportunity and corporate social responsibility initiatives. The company's scientific leadership in both skin care and nutrition has established Nu Skin as a premier anti-aging company. The company's anti-aging products feature the new ageLOC® line of products including ageLOC® Tru Face® Essence Ultra firming serum, the ageLOC® TR90® weight management and body shaping system, ageLOC® R2 nutritional supplement, and ageLOC® Transformation daily skin care system. A global direct selling company, Nu Skin operates in 53 markets worldwide and is traded on the New York Stock Exchange under the symbol "NUS." More information is available at http://www.nuskin.com.

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Nu Skin Enterprises, Inc.
Nov. 5, 2014

Please Note: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that represent the company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements of management's expectations regarding the company's performance, initiatives, growth, strategies, sales force and new product development; statements regarding shareholder value and projections regarding revenue, earnings per share, foreign currency fluctuations and other financial items; statements of management's expectations and beliefs regarding China and other markets; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•
risk that continuing media and regulatory scrutiny and investigations in China, and any actions taken by the company or by regulators, could cause unanticipated complications or other difficulties in resuming promotional business activities in China, make it more difficult to forecast results for the fourth quarter, and could negatively impact the company's revenue, sales force and business in this market, including the interruption of sales activities, loss of licenses, and the imposition of fines, and any other adverse actions or events;

•	uncertainty regarding whether our key indicators will in fact stabilize in response to our recent resumption of business promotional activities;
•	risks related to negative publicity regarding recent media allegations and subsequent regulatory investigations and fines;
•
risk that direct selling regulations in China may be modified, interpreted or enforced in a manner that results in negative changes to our business model or the imposition of a range of potential penalties;

•	any failure of current or planned initiatives or products to generate interest among our sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, and increased risk of inventory write-offs if we over-forecast demand for a product or change our planned initiatives or launch strategies;

•	risk of foreign currency fluctuations and the currency translation impact on the company's business associated with these fluctuations;
•	unpredictable economic conditions and events globally;
•
regulatory risks associated with the company's products, which could require the company to modify its claims or inhibit the company's ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•	adverse publicity related to the company's business, products, industry or any legal actions or complaints by the company's sales force or others;
•
any prospective or retrospective increases in duties on the company's products imported into the company's markets outside of the United States and any adverse results of tax audits or unfavorable changes to tax laws in the company's various markets; and

•	continued competitive pressures in the company's markets.

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Nu Skin Enterprises, Inc.
Nov. 5, 2014

The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company's beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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Nu Skin Enterprises, Inc.
Nov. 5, 2014

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Third Quarters Ended September 30, 2014 and 2013
(in thousands, except per share amounts)

	2014	2013
Revenue:
Greater China	$226,744	$449,558
North Asia	205,488	202,390
South Asia/Pacific	88,915	126,972
Americas	76,737	84,813
EMEA	40,916	44,566

Total revenue	638,800	908,299

Cost of sales	109,275	139,816

Gross profit	529,525	768,483

Operating expenses:
Selling expenses	263,203	437,662
General and administrative expenses	161,366	162,546
Total operating expenses	424,569	600,208

Operating income	104,956	168,275

Other income, net	1,073	504
Income before provision for income taxes	106,029	168,779
Provision for income taxes	37,721	57,879

Net income	$68,308	$110,900

Net income per share:
Basic	$1.15	$1.89
Diluted	$1.12	$1.80

Weighted average common shares outstanding:
Basic	59,249	58,661
Diluted	60,777	61,508

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Nu Skin Enterprises, Inc.
Nov. 5, 2014

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Nine-Month Periods Ended September 30, 2014 and 2013
(in thousands, except per share amounts)

	2014	2013
Revenue:
Greater China	$735,542	$881,621
North Asia	596,944	583,112
South Asia/Pacific	241,762	279,511
Americas	246,557	243,938
EMEA	139,083	132,750

Total revenue	1,959,888	2,120,932

Cost of sales	371,929	341,134

Gross profit	1,587,959	1,779,798

Operating expenses:
Selling expenses	859,879	967,926
General and administrative expenses	467,190	446,355
Total operating expenses	1,327,069	1,414,281

Operating income	260,890	365,517

Other (expense), net	(37,554)	(571)
Income before provision for income taxes	223,336	364,946
Provision for income taxes	80,667	125,329

Net income	$142,669	$239,617

Net income per share:
Basic	$2.42	$4.09
Diluted	$2.34	$3.91

Weighted average common shares outstanding:
Basic	59,058	58,544
Diluted	61,010	61,234

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Nu Skin Enterprises, Inc.
Nov. 5, 2014

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$194,944	$525,153
Current investments	12,227	21,974
Accounts receivable	40,612	68,652
Inventories, net	369,107	339,669
Prepaid expenses and other	188,532	162,886
	805,422	1,118,334

Property and equipment, net	440,352	396,042
Goodwill	112,446	112,446
Other intangible assets, net	77,234	83,168
Other assets	137,795	111,072
Total assets	$1,573,249	$1,821,062

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$28,275	$82,684
Accrued expenses	328,973	626,284
Current portion of long-term debt	92,926	67,824
	450,174	776,792

Long-term debt	95,783	113,852
Other liabilities	87,885	71,799
Total liabilities	633,842	962,443

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	412,177	397,383
Treasury stock, at cost	(843,878)	(826,904)
Accumulated other comprehensive loss	(44,964)	(46,228)
Retained earnings	1,415,981	1,334,277
	939,407	858,619
Total liabilities and stockholders' equity	$1,573,249	$1,821,062

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Nu Skin Enterprises, Inc.
Nov. 5, 2014

NU SKIN ENTERPRISES, INC. Actives/Sales Leaders Statistics

	As of September 30, 2014		As of September 30, 2013		% Increase (Decrease)
	Actives	Sales Leaders	Actives	Sales Leaders	Actives	Sales Leaders

Greater China	238,000	24,823	418,000	57,780	(43.1%)	(57.0%)
North Asia	398,000	17,153	430,000	17,994	(7.4%)	(4.7%)
South Asia/Pacific	121,000	7,881	125,000	9,280	(3.2%)	(15.1%)
Americas	186,000	7,244	179,000	7,461	3.9%	(2.9%)
EMEA	113,000	4,103	121,000	4,375	(6.6%)	(6.2%)

Total	1,056,000	61,204	1,273,000	96,890	(17.0%)	(36.8%)

"Actives" are persons who purchased products directly from the company during the previous three months.

"Sales Leaders"  include our independent distributors who have completed and who maintain specified sales requirements, and our sales employees and contractual sales promoters in Mainland China, who have completed certain qualification requirements.

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